UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2012

FLORIDA GAMING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-9099	59-1670533
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

3500 NW 37th Avenue, Miami, FL 33142
(Address of principal executive offices) (Zip code)

(502) 589-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) On September 25, 2012, effective immediately, David S. Jonas, age 51, was appointed the Chief Restructuring Officer of Florida Gaming Centers, Inc. (“Centers”), the wholly owned subsidiary of Florida Gaming Corporation (the “Company”) pursuant to an Engagement Letter between Mr. Jonas and Centers.

Mr. Jonas was appointed as Chief Restructuring Officer following the Company’s and Centers’ receipt on August 9, 2012 of notice of acceleration of indebtedness outstanding under its Credit Agreement with certain lenders and also foreclosure actions against the Company and Centers that were filed on September 5, 2012 by such lenders. The Credit Agreement and the foreclosure actions were previously reported on Forms 8-K dated April 25, 2011 and September 5, 2012, respectively. The notice of acceleration was reported in the Company’s Form 10-Q for the period ending June 30, 2012.

In his position as Chief Restructuring Officer, Mr. Jonas will be responsible for and have control over the day-to-day operations of Centers. Mr. Jonas has not previously held a position with Centers or the Company. Over the past five years, Mr. Jonas has served as Chief Executive Officer of Parx Casino, President of Phoenix Gaming & Entertainment, LLC, and President of Miami Casino Management. Each of these previous employers operates in the gaming industry.

Neither Centers nor the Company has had any disclosable related-party transactions with Mr. Jonas, and Mr. Jonas does not have any family relationships with any of the Company’s directors or other executive officers. The Engagement Letter provides Mr. Jonas compensation at a rate of $25,000 per month plus reimbursement of reasonable expenses incurred in connection with the performance of his duties. The Engagement Letter does not provide for severance pay. Until such time as the Company’s lenders exercise warrants to purchase shares of Centers common stock that were issued in connection with the Credit Agreement, Centers’ board of directors has the right to terminate Mr. Jonas at will. After those warrants are exercised, Mr. Jonas’ position may be terminated by either party upon giving 60 days written notice.

Under the Engagement Letter, Mr. Jonas is an independent contractor of Centers.

The Engagement Letter authorizes and empowers Mr. Jonas to: direct, oversee and manage Centers' daily operations, including, without limitation, sole responsibility for all treasury functions and day-to-day cash flow decisions; manage Centers’ cash flow and liquidity; make recommendations for and implement improvements; assist in evaluating current management and employees, reporting and governance procedures and implement appropriate alterations; attend meetings of Centers’ board of directors; and, provide any ongoing operational and financial updates and any other information required under the Credit Agreement.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FLORIDA GAMING CORPORATION

Date: October 1, 2012	By	/s/ W. Bennett Collett, Jr.
W. Bennett Collett, Jr.
Chief Executive Officer

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